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Exhibit 21.1
LANVISION SYSTEMS, INC.

SUBSIDIARIES OF THE REGISTRANT

                                    Jurisdiction of
             Name                    Incorporation             % Owned
             ----                    -------------             -------
        LanVision, Inc.                   Ohio                   100%